Exhibit 99.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001, of MYOS Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

DATE: March 14, 2016	RENS TECHNOLOGY, INC.

By: /s/ Ren Ren
Name: Ren Ren
Title: President

/s/ Ren Ren
Name: Ren Ren

RENS AGRICULTURE SCIENCE AND TECHNOLOGY CO, LTD.

By: /s/ Ren Ren
Name: Ren Ren
Title: President